E-Filed

Colorado Secretary of State
Date and Time: 04/27/2020 04:13 PM
ID Number: 20171970391

Document number: 20201381417
Amount Paid: $10.00

Document must be filed electronically.
Paper documents are not accepted.
Fees & forms are subject to change.
For more information or to print copies
of filed documents, visit www.sos.state.co.us.

ABOVE SPACE FOR OFFICE USE ONLY

Statement of Change
Changing the Principal Office Address

filed pursuant to § 7-90-305.5 and § 7-90-705 of the Colorado Revised Statutes (C.R.S.)

1. The entity ID number and the entity name, or, if the entity does not have an entity name, the true name are

Entity ID number: 20171970391
(Colorado Secretary of State ID number)

Entity name or True name: GoIP Global Inc.

2. The entity's principal office address has changed.

Such address, as changed, is

Street address: 3419 West Gray Court
(Street number and name)

Tampa *(City)* FL *(State)* 33609 *(ZIP/Postal Code)*
(Province – if applicable) United States *(Country)*

Mailing address
(leave blank if same as street address)
(Street number and name or Post Office Box information)

(City) *(State)* *(ZIP/Postal Code)*
(Province – if applicable) United States *(Country)*

3. *(If applicable, adopt the following statement by marking the box and include an attachment.)*
☒ This document contains additional information as provided by law.

4. *(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)
The delayed effective date and, if applicable, time of this document are ______________.
(mm/dd/yyyy hour:minute am/pm)

Notice:
Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in

conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

5. The true name and mailing address of the individual causing this document to be delivered for filing are

Sutton	Isaac	H	
(Last)	*(First)*	*(Middle)*	*(Suffix)*

1365 York Ave 23E
(Street number and name or Post Office Box information)

New York	NY	10021
(City)	*(State)*	*(ZIP/Postal Code)*

	United States
(Province – if applicable)	*(Country)*

(If applicable, adopt the following statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:
This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).

GoIP Global Inc

3419 West Gray Court
Tampa, Florida 33609
917-660-6000

April 27, 2020

State of Colorado
Business Incorporation Section
RE : ID 20171970391 - GoIP Global Inc.

Please be advised that GoIP Global Inc. has authorized the following shares:

Common	6,800,000,000
Preferred	10,000,000
Total Shares Authorized	6,810,000,000

The 10,000,000 Preferred Shares have been designated as follows;

Preferred Series A	100,000	- designation filed on Dec 29, 2017
Preferred Series B	1,000,000	- designation filed on Dec 29, 2017
Preferred Series C	5,000,000	- designation filed on Dec 29, 2017
Preferred Series D	1,000,000	- designation attached
Preferred Series E	1,000,000	- designation attached

Total Designated 8,100,000

Certified By Isaac H Sutton, CEO

CERTIFICATE OF DESIGNATION, NUMBER, POWERS PREFERENCES AND RELATIVE, PARTICIPATING OPTIONAL, AND OTHER SPECIAL RIGHTS AND THE QUALIFICATIONS, LIMITATIONS, RESTRICTIONS, AND OTHER DISTINGUISHING CHARACTERISTICS OF

SERIES D PREFERRED STOCK

OF

GoIP GLOBAL, Inc.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation) is GoIP Global, Inc.

2. The certificate of incorporation of the Corporation authorizes issuance of 10,000,000 shares of Preferred Stock with a par value of .0001 and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative participating, optional, and other special rights and qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series D issue of Preferred Stock:

RESOLVED, that one million (1,000,000) shares of Preferred Stock (par value $0.0001 per share) are authorized to be issued by the Corporation pursuant to its certificate of incorporation, and that there be and hereby is authorized and created a series of preferred stock, hereby designed as the Series D Preferred Stock, which shall have the voting powers, designations, preferences and relative participating, optional or other rights, if any, or the qualifications, limitations, or restrictions, set forth in such certificate of incorporation and in addition thereto, those following:

(a) DESIGNATION. The Preferred Stock subject hereof shall be designated Series D Preferred Stock ("Series D Preferred"). No other shares of Preferred Stock shall be designated as Series D Preferred stock.

(b) DIVIDENDS. The holders of the shares of Series D Preferred shall be entitled to receive dividends on par with Common Stock on an as converted basis as though shares of Series D Preferred had been converted into Common Stock.

(c) CONVERSION. All shares of Series D Preferred shall be converted into shares of the Company's Common Stock upon the Company completing a 500 to 1 reverse stock split (the "Reverse Split") so that upon conversion, the Series D Preferred shares will be converted into such number of shares of Common Stock that equal 80% of the issued and outstanding shares of Common Stock of the Company following the reverse Split and conversion of the Series D Preferred. If the Reverse Split is not effectuated by March 1, 2020, the Series D Preferred shares may, at the election of its holders, be converted into such number of shares of Common Stock that equal 80% of the issued and outstanding shares of Common Stock of

the Company following conversion of the Series D Preferred, on a pro rata basis. In such case, the Company covenants and agrees to take all action necessary to increase the number of shares of authorized Common Stock of the Company as necessary to accommodate such conversion. For all conversion calculations, it shall be assumed that all series E Preferred Stock has been converted to Common Stock prior to conversion of Series D Preferred, whether or not such Series E conversion has actually occurred, so that the 80% of common stock to be received by Series D preferred holders shall equal 80% of all Common Stock following conversion of all Series D Preferred and all Series E Preferred. One third of Common Stock to be issued upon conversion may be sold into the market at any time, one third of the Common Stock to be issued upon conversion may not be sold into the market for one year following conversion, and the remaining one third of the Common Stock to be issued upon conversion may not be sold into the market for two year following conversion; provided that, private transfers shall be permitted, each subject to the state and federal restrictions on the sale of securities. All Common Stock upon conversion will be fully paid, validly issued and non-assessable.

(d) ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION, MERGERS, CONSOLIDATIONS or SALES OF ASSETS. If the common stock issuable upon conversion of the Series D Preferred shall be changed into the same or different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise, the conversion rate shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series D Preferred shall be convertible into, in lieu of the number of shares of common stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of common stock that would have been subject to receipt by the holders upon conversion of the Series D Preferred immediately before that change. Notwithstanding anything to the contrary herein, the number Series D Preferred stock and the Common Stock into which it converts will not be adjusted in the event of any reverse stock split.

(e) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out all the provisions of this Certificate and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred against impairment.

(f) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the shares of the Series D Preferred, such

number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Preferred; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

(h) LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series D Preferred shall not be entitled to receive liquidation in preference to the holders of common shares or any other class or series of preferred stock. Rather, the Series D Preferred will be automatically converted in accordance with Subsection (c) and receive liquidation proceeds on par with Common Stock.

(i) OTHER RESTRICTIONS. There shall be no conditions or restrictions upon the creation of indebtedness of the Corporation, or any subsidiary or upon the creation of any other series of preferred stock with any other preferences.

(j) VOTING. The Series D Preferred shareholders shall be entitled to vote on any matter subject to shareholder vote. The Series D preferred shares shall in aggregate represent 80% of the votes eligible to be cast in any matter.

(k) OTHER PREFERENCES. The shares of the Series D Preferred shall have no other preferences, rights, restrictions, or qualifications, except as otherwise provided by law or the certificate of incorporation of the Corporation.

FURTHER RESOLVED, that the statements contained in the foregoing resolution creating and designating the said Series D Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the certificate or incorporation of the Corporation.

Signed on January 28, 2020

By Unanimous Written Consent of the Board of Directors: Signatures of file.

CERTIFICATE OF DESIGNATION, NUMBER, Powers and RELATIVE, PARTICIPATION OPTIONAL, and OTHER SPECIAL RIGHTS and THE QUALIFICATIONS, LIMITATIONS, RESTRICTIONS, and OTHER DISTINGUISHING CHARACTERISTICS OF

SERIES E PREFERRED STOCK

GoIP GLOBAL, Inc.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation) is GoIP Global, Inc.

2. The certificate of incorporation of the Corporation authorizes issuance of 10,000,000 shares of Preferred Stock with a par value of .0001 and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series E issue of Preferred Stock:

RESOLVED, that One Million (1,000,000) shares of the Preferred Stock (par value $0.0001 per share) are authorized to be issued by the Corporation pursuant to its certificate of incorporation, and that there be and hereby is authorized and created a series of preferred stock, hereby designed as the Series E Preferred Stock, which shall have the voting powers, designations, preferences and relative participating, optional or other rights, if any, or the qualifications, limitations, or restrictions, set forth in such certificate of incorporation and in addition thereto, the following:

(a) DESIGNATION. The Preferred Stock subject hereof shall be designated Series E Preferred Stock ("Series E Preferred"). No other shares of Preferred Stock shall be designated as Series E Preferred stock.

(b) DIVIDENDS. The holders of the shares of Series E Preferred shall be entitled to receive dividends on par with Common Stock.

(c) CONVERSION. Each share of Series E Preferred shall, at the option of the holder thereof, at any time after March 30, 2020 and from time to time thereafter, be convertible into one thousand shares of fully paid and non- assessable shares of common stock of the Corporation. The conversion right of the holders of Series E Preferred Stock shall be exercised by the surrender of the certificates representing shares to be converted to the Corporation or its transfer agent for the Series E Preferred, accompanied by written notice electing conversion. No additional consideration or any other action needs to be taken in order to

effectively convert the Series E Preferred to the common stock of the Corporation. Immediately prior to the close of business on the date the Corporation receives written notice of conversion, each converting holder of Series E Preferred shall be deemed to be the holder of record of common stock issuable upon conversion of such holder's Series E Preferred notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such common stock shall not then be delivered to such person. The Preferred Series E will automatically convert to common shares upon the Company effectuating a 500 to 1 reverse stock split ("Reverse Split"). At no time may any holder convert into common stock if such conversion would cause the holder to beneficially own more than 9.9% of the Company's common stock.

(d) ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION, MERGERS, CONSOLIDATIONS or SALES OF ASSETS. If the common stock issuable upon conversion of the Series E Preferred shall be changed into the same or different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise, the conversion rate shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series E Preferred shall be convertible into, in lieu of the number of shares of common stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of common stock that would have been subject to receipt by the holders upon conversion of the Series E Preferred immediately before that change.

(e) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out all the provisions of this Certificate and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series E Preferred against impairment.

(f) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times after March 31, 2020 reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the shares of the Series E Preferred, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series E Preferred; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series E Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purposes,

including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

(h) LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation,dissolution or winding up of the Corporation, the holders of the Series E Preferred shall not be entitled to receive liquidation in preference to the holders of common shares or any other class or series of preferred stock. Rather, the Series E Preferred automatically be converted into common stock at the conversion rate hereinabove stated.

(i) OTHER RESTRICTIONS. There shall be no conditions or restrictions upon the creation of indebtedness of the Corporation, or any subsidiary or upon the creation of any other series of preferred stock with any other preferences.

(j) VOTING. The holder of shares of Series E Preferred shall not be entitled to vote such shares but shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation.

(k) OTHER PREFERENCES. The shares of the Series E Preferred shall have no other preferences, rights, restrictions, or qualifications, except as otherwise provided by law or the certificate of incorporation of the Corporation.

FURTHER RESOLVED, that the statements contained in the foregoing resolution creating and designating the said Series E Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the certificate or incorporation of the Corporation.

Signed on January 24, 2020
By Unanimous Written Consent of the Board of Directors: Signatures of file.